As filed with the Securities and Exchange Commission on February 17, 2015

Registration No. 333-192852

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN ENERGY CAPITAL PARTNERS —
ENERGY RECOVERY PROGRAM, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1311	46-4076419
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification No.)

405 Park Avenue,
New York, New York 10022
(212) 415-6500

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

William M. Kahane
Chief Executive Officer and President
American Energy Capital Partners GP, LLC
405 Park Avenue, New York, New York 10022
(212) 415-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Gerald A. Bollinger, Esq.
Kunzman & Bollinger, Inc.
5100 N. Brookline
Suite 600
Oklahoma City, Oklahoma 73112
Telephone: (405) 942-3501
Telecopy: (405) 942-3527

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Units Representing Limited Partner Interests(2)	100,000,000	$20.00	$2,000,000,000	$257,600	(3)
Total	100,000,000	$20.00	$2,000,000,000	$257,600	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	“Common Units” means up to 100,000,000 limited partner interests offered to investors.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee and the FINRA filing fee, the amounts set forth below are estimates.

Item	Amount
SEC registration fee	$257,600
FINRA filing fee	$225,500
Legal fees and expenses	$2,500,000
Blue sky fees and expenses	$1,000,000
Accounting fees and expenses	$2,500,000
Sales and advertising expenses	$3,500,000
Sponsor costs regarding bona fide training and education meetings and retail seminars	$4,000,000
Printing	$4,500,000
Due diligence expenses (retailing)	$5,000,000
Miscellaneous expenses(1)	$12,139,410
Total	$35,622,510

(1)	Miscellaneous expenses include costs related to non-transaction based compensation of the dual employees; office rent and utilities; office equipment, furniture and supplies; industry sponsorships and membership fees; computer hardware and software; and repairs and maintenance.

Item 14. Indemnification of Officers and Members of the Board of Directors.

The section of the prospectus entitled “Summary of the Partnership Agreement — Indemnification” discloses that we will generally indemnify our general partner and officers and directors of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 15. Recent Sales of Unregistered Securities.

In connection with our formation, we issued to (i) our general partner a 2% general partner interest in the Partnership for $20 and (ii) American Energy Capital Limited Partner, LLC a 98% limited partner interest in the Partnership for $980. The issuance was exempt from registration under Section 4(a)(2) of the Securities Act. We have made no other sales of unregistered securities within the past three years.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
1.1	Form of Exclusive Dealer Manager Agreement(2)
1.2	Form of Soliciting Dealer Agreement(2)
3.1	Certificate of Limited Partnership of American Energy Capital Partners, LP(1)
3.2	Form of First Amended and Restated Limited Partnership Agreement of American Energy Capital Partners, LP (included as Exhibit A to the Prospectus included as part of this Registration Statement)
3.3	Certificate of Formation of American Energy Capital Partners GP, LLC(2)
3.4	Certificate of Formation of AECP Operating Company, LLC(2)
3.5	Amended and Restated Certificate of Limited Partnership of American Energy Capital Partners — Energy Recovery Program, LP, formerly known as American Energy Capital Partners, LP
5.1	Opinion of Kunzman & Bollinger, Inc. as to legality of securities being issued(5)
8.1	Opinion of Kunzman & Bollinger, Inc. as to tax matters(5)
10.1	Amended and Restated Subscription Escrow Agreement(4)
10.2	Management Services Agreement(4)
10.3	Exhibit D to Management Services Agreement — Form of Joint Operating Agreement(5)
16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated January 28, 2015(6)
23.1	Consent of Kunzman & Bollinger, Inc. (included in Exhibits 5.1 and 8.1)(5)
23.2	Consent of Grant Thornton LLP(3)
24.1	Power of Attorney(6)

(1)	Previously filed in the Registration Statement on December 13, 2013.
(2)	Previously filed in Pre-Effective Amendment No. 1 to the Registration Statement on February 13, 2014.
(3)	Previously filed in Pre-Effective Amendment No. 3 to the Registration Statement on May 2, 2014.
(4)	Previously filed in the Form 10-Q for the quarterly period ended March 31, 2014 on June 20, 2014.
(5)	Previously filed in Post-Effective Amendment No. 1 to the Registration Statement on September 19, 2014.
(6)	Previously filed in Post-Effective Amendment No. 2 to the Registration Statement on January 30, 2015

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(c)	Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 17, 2015.

AMERICAN ENERGY CAPITAL PARTNERS —
ENERGY RECOVERY PROGRAM, LP

By:	American Energy Capital Partners GP, LLC, its general partner
By:	/s/ William M. Kahane Name: William M. Kahane Title: Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the registrant’s Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title with the general partner	Date
/s/ William M. Kahane William M. Kahane	Chief Executive Officer and President (principal executive officer)	February 17, 2015
/s/ Nicholas Radesca Nicholas Radesca	Chief Financial Officer and Treasurer (principal financial and accounting officer)	February 17, 2015
/s/ Peter M. Budko Peter M. Budko	Executive Vice President and Secretary	February 17, 2015
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Director	February 17, 2015
/s/ William M. Kahane William M. Kahane	Director	February 17, 2015

As filed with the Securities and Exchange Commission on February 17, 2015

Registration Number 333-192852

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
EXHIBITS
TO
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AMERICAN ENERGY CAPITAL PARTNERS —
ENERGY RECOVERY PROGRAM, LP

(Exact name of Registrant as Specified in its Charter)

William M. Kahane
Chief Executive Officer and President
American Energy Capital Partners GP, LLC
405 Park Avenue, New York, New York 10022
(212) 415-6500
(Name, Address and Telephone Number of Agent for Service)

With a copy to:

Gerald A. Bollinger, Esq.
Kunzman & Bollinger, Inc.
5100 N. Brookline
Suite 600
Oklahoma City, Oklahoma 73112
Telephone: (405) 942-3501
Telecopy: (405) 942-3527

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Exclusive Dealer Manager Agreement(2)
1.2	Form of Soliciting Dealer Agreement(2)
3.1	Certificate of Limited Partnership of American Energy Capital Partners, LP(1)
3.2	Form of First Amended and Restated Limited Partnership Agreement of American Energy Capital Partners, LP (included as Exhibit A to the Prospectus included as part of this Registration Statement)
3.3	Certificate of Formation of American Energy Capital Partners GP, LLC(2)
3.4	Certificate of Formation of AECP Operating Company, LLC(2)
3.5	Amended and Restated Certificate of Limited Partnership of American Energy Capital Partners — Energy Recovery Program, LP, formerly known as American Energy Capital Partners, LP
5.1	Opinion of Kunzman & Bollinger, Inc. as to legality of securities being issued(5)
8.1	Opinion of Kunzman & Bollinger, Inc. as to tax matters(5)
10.1	Amended and Restated Subscription Escrow Agreement(4)
10.2	Management Services Agreement(4)
10.3	Exhibit D to Management Services Agreement — Form of Joint Operating Agreement(5)
16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated January 28, 2015(6)
23.1	Consent of Kunzman & Bollinger, Inc. (included in Exhibits 5.1 and 8.1)(5)
23.2	Consent of Grant Thornton LLP(3)
24.1	Power of Attorney(6)

(1)	Previously filed in the Registration Statement on December 13, 2013.
(2)	Previously filed in Pre-Effective Amendment No. 1 to the Registration Statement on February 13, 2014.
(3)	Previously filed in Pre-Effective Amendment No. 3 to the Registration Statement on May 2, 2014.
(4)	Previously filed in the Form 10-Q for the quarterly period ended March 31, 2014 on June 20, 2014.
(5)	Previously filed in Post-Effective Amendment No. 1 to the Registration Statement on September 19, 2014.
(6)	Previously filed in Post-Effective Amendment No. 2 to the Registration Statement on January 30, 2015.